CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [***]. MATERIAL OMITTED HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

ExxonMobil Chemical Company
22777 Springwoods Village Parkway
Spring, Texas 77389
832-625-4213 Telephone

Chemical

March 17, 2016
Ms. Suzanne McCormick
West Pharmaceutical Services
530 Herman O. West Drive
Exton, PA 19341

SUBJ: Amendment to Global Supply Agreement between ExxonMobil Chemical Company ("EMCC"), a division of Exxon Mobil Corporation and West Pharmaceutical Services effective January 1, 2014.
Dear Suzanne:
Effective January 1, 2016, EMCC wishes to amend paragraph titled "AGREEMENT — CRUDE PRICE ADJUSTMENTS", of the 2014-2018 Global Supply Agreement defining the price adjustment mechanism of the agreement.
The language in the existing agreement will be deleted in its entirety and replaced with the following:
Price Adjustments.    Product price(s) shall be subject to the Average Brent crude oil price evolution (as further detailed below) in order to reflect the cost of energy. Should the Average Brent crude oil at any moment during the term of the remainder of the Agreement move to a different Average Brent crude oil price bracket as mentioned below, Seller may increase or decrease the Product price by [***] for every [***] change in the Average Brent crude oil price. In no event shall the Product price's increase or decrease exceed [***] for every [***] change in the Average Brent crude oil price brackets. Each Average Brent crude oil bracket is calculated on a $5 range basis (e.g., $30-35, $40-$45, $50-$55, etc.).
The Average Brent crude oil price evolution shall be expressed as the three-month average spot price per barrel of Brent crude oil (as per the Wall Street Journal). This average shall be calculated as the average of the prices for the immediate preceding three consecutive months, with each month's price calculated as the average of the daily prices.
Any Product price adjustment shall take effect the month immediately following Seller's notification of an increase or decrease in Product price.

_________________________

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

A Division of Exxon Mobil Corporation

If you are in agreement with the changes to paragraph "AGREEMENT — CRUDE PRICE ADJUSTMENTS" of the 20142018 Global Supply Agreement, as outlined above, please indicate your acceptance by signing below and returning

to:	Charlene Spiller at: P.O. Box 4369
Copley, Ohio 44321
Very truly yours,
ExxonMobil Chemical Company
A division of Exxon Mobil Corporation
By: /s/ Kurt Aerts
Name: Kurt Aerts
Title: VP SERB
Agreed and Accepted:
West Pharmaceutical Services, Inc.
By: /s/ Eric M. Green
Name: Eric M. Green
Title: President and CEO

A Division of Exxon Mobil Corporation